UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor

New York, NY 10004

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice of Default Related to the T9 Loan

On February 9, 2017, First Capital Real Estate Trust Incorporated (the “Company”) received a Notice of Default and Election to Sell under Deed of Trust dated January 31, 2017 (the “Notice of Default”) from Mortgage Lender Services, Inc. addressed to the Company’s indirect subsidiary Capitol Station 65, LLC (the “Borrower”). The Notice of Default relates to a loan (the “T9 Loan”) made by Copia Lending, LLC (the “Lender”), f/k/a ISIS Lending, LLC, secured by 100% of the fee simple interest in 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”). The original principal amount of the T9 Loan was $20,000,000.

The Borrower assumed the T9 Loan in connection with its entry into an Interest Contribution Agreement relating to the T9 Properties (the “Interest Contribution Agreement”) on February 5, 2016. In connection with the Interest Contribution Agreement, the Company agreed to indemnify the guarantors of the T9 Loan with respect to any losses suffered by them as guarantors of the T9 Loan. The T9 Loan had matured on December 31, 2015, and the Company and the Lender have been engaged in negotiations to extend the T9 Loan since the Company acquired the T9 Properties (through the Borrower). Those negotiations are continuing. For additional information relating to the Interest Contribution Agreement, see the Company’s Current Report on Form 8-K filed on February 8, 2016.

According to the Lender, the total amount owed under the T9 Loan was $42,036,934.47 as of January 31, 2017. The Notice of Default cites the failure of the Company to make payments with respect to the unpaid principal balance, plus accrued interest, late charges, advances, attorneys’ fees, foreclosure fees and delinquent property taxes and states that the Lender is electing to conduct a unified foreclosure sale of the T9 Properties pursuant to the California Commercial Code. The Notice of Default states that the Borrower may have the legal right to bring its account in good standing by paying all of its past due payments plus permitted costs and expenses within the time permitted by law for reinstatement of the account, which is normally five business days prior to the date set for the sale of the T9 Properties. No sale date may be set until approximately 90 days from January 31, 2017, the date the Notice of Default was recorded in the real estate records of Sacramento County, California. In the meantime, the Company is seeking to reach a resolution of the matter with the Lender so that a foreclosure does not occur.

Previously Announced Agreement to Contribute Indirect Interest in the T9 Properties to Presidential Realty Operating Partnership LP

As previously disclosed, on December 16, 2016, Presidential Realty Corporation (“Presidential”) and its newly formed operating partnership, Presidential Realty Operating Partnership LP (“Presidential OP”), entered into an interest contribution agreement (as amended, the “Agreement”) with the Company, First Capital Real Estate Operating Partnership, LP (the “FC OP;” the operating partnership of the Company), Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, the Borrower and Avalon Jubilee LLC. Under the Agreement, the Company agreed to contribute, through FC OP, (a) 66% of its 92% ownership interests in Township Nine Owner LLC, which indirectly owns the fee simple interest in the T9 Properties (the “T9 Contribution”), and (b) all of its 31.3% interest in Avalon Jubilee LLC, the owner of real property consisting of 251, non-contiguous single-family, residential lots and a 10,000 square foot clubhouse, within the Jubilee at Los Lunas subdivision (the “Avalon Property”), in exchange for 37,281,000 convertible units of Presidential OP (the “OP Units”). On January 6, 2017, the Company contributed the Avalon Property to Presidential OP in exchange for 4,632,000 OP Units.

The Agreement contemplates that on or before March 16, 2017 (a) FC OP will make the T9 Contribution, and (b) Presidential and Presidential OP will assume 66% of the liabilities with respect to the T9 Loan (and/or any replacement financing of the T9 Loan). The closing of the transaction with Presidential and Presidential OP involving the T9 Properties is subject to certain closing conditions and contingencies. The Company is currently consulting with Presidential and other potential sources of funding regarding ways to address the Notice of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: February 15, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer